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For information contact: Tom Gelston, Director - Investor Relations (203) 222-5943

TEREX FILES FIRST QUARTER 2006 10-Q;

BECOMES A CURRENT FILER WITH THE SEC

WESTPORT, CT, May 31, 2006 -- Terex Corporation (NYSE: TEX) today announced that it has filed its Quarterly Report on Form 10-Q for the period ended March 31, 2006 with the Securities and Exchange Commission. With the completion of this filing, Terex is now current with all of its annual and quarterly periodic filings with the SEC. In addition, Terex will no longer be deemed a late filer by the New York Stock Exchange.

Terex Corporation is a diversified global manufacturer with 2005 revenue of $6.4 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining, and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

Terex Corporation

500 Post Road East, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com